UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	25-1199382 (I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA (Address of principal executive offices)	17233-9533 (Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 28, 2006, JLG Industries, Inc. (the “Company”) filed a Form 25 to notify the Securities and Exchange Commission and the New York Stock Exchange of its intention to delist its common stock from the NYSE upon consummation of its proposed merger with Oshkosh Truck Corporation, a Wisconsin corporation (“Oshkosh”). The Company’s proposed delisting is contingent upon the shareholder approval of the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Oshkosh, and a newly formed subsidiary of Oshkosh, Steel Acquisition Corp., a Pennsylvania corporation (“Merger Sub”).
     Pursuant to the Merger Agreement, at the effective time, each share of the Company’s common stock, par value $0.20 per share that is issued and outstanding immediately prior to the effective time (other than shares held by the Company, Oshkosh or Merger Sub, which will be canceled without payment of any consideration) will be converted into the right to receive from Oshkosh $28.00 in cash, without interest. Also pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Oshkosh.
     By operation of law, the delisting application will be effective on December 8, 2006, unless withdrawn by JLG in advance of such date. A press release announcing the filing of the Form 25 is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press release issued November 28, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)
Date: November 28, 2006	/s/ James H. Woodward, Jr.

James H. Woodward, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 28, 2006.